Exhibit 10.1

Sport Endurance, Inc.
222 Broadway, 19th Floor
 New York, NY 10038

June 5, 2017

Re:          Sport Endurance, Inc. / Forbearance on Senior Secured Promissory Note

Dear Sirs:

This letter agreement (the “Agreement”) acknowledges that in exchange for Sport Endurance, Inc. (the “Company”) and increasing the sums of principal due under the Note by $50,111.38, _________ hereby agrees that the due date under the Senior Note shall be extended to 5:00 pm on December 27, 2017 (the “Due Date”) and _________ hereby waives that provision of the letter agreement between the Company and _____________, dated as of December 28, 2016, providing for a $163,151 default penalty under the circumstances stated therein. For the avoidance of doubt, the total value of all sums due under the Note as of the date hereof.

Without modifying or amending the terms of the Senior Note, the Security Agreement or the Purchase Agreement, ________ agrees to forebear and not to seek collection against the Company of any amounts due under the Senior Note, Security Agreement or Purchase Agreement through and until the Due Date. The period of forbearance provided in this Agreement shall terminate on the Due Date if the amount due under the Senior Note is not paid within that period.

Except as modified by this Agreement, the Company hereby ratifies and confirms the terms and provisions of the Senior Note, the Security Agreement and the Purchase Agreement. The Senior Notes, Security Agreement, Purchase Agreement and all other agreements, instruments and other documents executed in connection with the obligations of the Company under the Senior Note are legal, valid, binding and enforceable against the Company in accordance with their terms.

Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument.

Please sign below evidencing your agreement to be bound by this Agreement and return to us.

Very truly yours,

/s/ David Lelong
David Lelong
President and CEO

Exhibit 10.1

We hereby agree to the foregoing:

/s/

By: